EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TimkenSteel Corporation 2020 Equity and Incentive Compensation Plan of our reports dated February 25, 2020, with respect to the consolidated financial statements of TimkenSteel Corporation and the effectiveness of internal control over financial reporting of TimkenSteel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
May 6, 2020